PRICEWATERHOUSECOOPERS PWC


                                                PricewaterhouseCoopers LLP
                                                125 High Street
                                                Boston, MA  02110
                                                Telephone (617) 530-5000
                                                Facsimile (617) 530-5001



             Report of Independent Registered Public Accounting Firm

To the Trustees and the Shareholders of
Liberty All-Star Growth Fund
Liberty All-Star Equity Fund

In planning and performing our audits of the financial statements of Liberty All-Star Growth Fund and Liberty All-Star Equity Fund (the "Funds") as of and for the year ended December 31, 2005, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control over financial reporting includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the funds' ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the funds' annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a control deficiency, or combination of control

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deficiencies,  that  results  in more than a remote  likelihood  that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2005.

This report is intended solely for the information and use of management and the Board of Trustees of Columbia Funds Trust IV and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/PricewaterhouseCoopers LLP
Boston, Massachusetts
February 14, 2006




77Q.2. Any information called for by instructions to sub-item 77Q2.

Liberty All-Star Equity Fund

              SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Funds' Trustees/Directors and officers and persons who own more than ten percent of the Funds' outstanding shares and certain officers and directors of the Fund's investment advisers (collectively, "Section 16 reporting persons") to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Fund shares. Section 16 reporting persons are required by SEC regulations to furnish the Funds with copies of all Section 16(a) forms they file. To the Funds' knowledge, based solely on a review of the copies of such reports furnished to the Funds and on representations made, all
Section 16 reporting persons complied with all Section 16(a) filing requirements applicable to them for the year ended December 31, 2005, except that two persons that were appointed director of BAIA in 2005, Keith Winn and Sandra Spies, filed Initial Statements of Beneficial Ownership of Securities on Form 3 showing no ownership of Fund shares after the required time period due to an administrative oversight.